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                                   EXHIBIT 14


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Independent Auditors" in the combined Proxy/Prospectus dated June 6, 2003 filed on Form N-14 for MFS Trust I and "Independent Auditors and Financial Statements" in the Statement of Additional Information dated June 6, 2003 which is incorporated by reference in the combined Proxy/Prospectus, and to the incorporation by reference of our reports dated October 11, 2002, with respect to the financial statements and financial highlights included in the August 31, 2002 MFS Technology Fund and MFS Global Telecommunications Fund's Annual Reports to Shareholders, which Prospectuses, Statements of Additional Information, and Annual Reports to Shareholders are incorporated by reference in the combined Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of MFS Trust I.


                                                         ERNST & YOUNG LLP

Boston, Massachusetts
April 17, 2003